CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated February 11, 2000 relating to the financial statements of Utopia Marketing, Inc. appearing in such Registration Statement.





                  RACHLIN COHEN & HOLTZ


Fort Lauderdale, Florida
May 5, 2000